CLINIGENCE HOLDINGS ANNOUNCES RESULTS OF 2022 SPECIAL MEETING OF STOCKHOLDERS

FT. LAUDERDALE, FL − (PRNewswire) – MARCH 16, 2022 – Clinigence Holdings, Inc. (“Clinigence” or the “Company”) (OTC:CLNH), a leading technology-enabled, risk-bearing population health management company, today announced results of votes taken at its Special Meeting of Stockholders held today . At the Special Meeting, the stockholders approved eight proposals related to the Company’s contemplated merger (the “Merger”) with Nutex Health Holdco, LLC (“Nutex”) pursuant to the Agreement and Plan of Merger dated as of November 23, 2021 (the “Merger Agreement”) among the Company, Nutex, Nutex Acquisition LLC, Micro Hospital Holding LLC, Nutex Health LLC and Tom Vo, as the Nutex Representative.

At the Special Meeting, each of the proposals submitted for stockholder approval were voted on by over 77% of the issued and outstanding shares of the Company’s capital stock, and over 90% of the votes cast by the holders of shares of the Company’s capital stock approved all eight proposals. In particular, the Merger and the other transactions contemplated by the Merger Agreement were approved by over 99 % of the votes cast by the holders of shares of the Company’s capital stock.

Completion of the Merger remains subject to certain closing conditions, including (i) Hart-Scott-Rodino antitrust regulatory clearance the waiting period of which will expire on March 31, 2022, and (ii) NASDAQ clearance with respect to the uplisting of the post-acquisition company’s common stock on Nasdaq. Assuming satisfaction of these and other closing conditions, the Company intends to close the Merger with Nutex Health on or around April 1, 2022.

“We are pleased by the results of our Special Meeting of Stockholders, and would like to thank all of our stockholders,” stated Warren Hosseinion, M.D., Chairman, Chief Executive Officer and Co-Founder of Clinigence Holdings. “We are very excited about our anticipated merger with Nutex Health and listing on NASDAQ.”

About Clinigence Holdings, Inc.

Clinigence Holdings is a leading technology-enabled, risk-bearing population health management company providing an advanced, cloud-based platform that enables healthcare organizations to provide value-based care and population health management. The Clinigence platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of each patient and provider and insights into patient populations. The Company also owns and operates a provider network of 141 primary care physicians and over 600 specialists in Los Angeles, California with 22,000 patients and has an investment in an accountable healthcare organization in South Florida with 15,600 Medicare patients through a network of 65 providers. For more information, please visit www.clinigencehealth.com. Information on our website does not comprise a part of this press release.

Safe Harbor:

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include the expected timing and likelihood of completion of the pending merger, the occurrence of any event, change or circumstance that could give rise to termination of the merger agreement, the risk that the parties to the merger agreement may not be able to satisfy the conditions to closing of the proposed merger transaction in a timely manner or at all, risks related to divergence of management time and attention from ongoing operations due to the pending merger transaction, the ability to realize the anticipated benefits of the pending merger transaction, significant transaction costs and unknown liabilities and litigation and regulatory risks related to the pending merger transaction. In addition, forward-looking statements are subject to additional uncertainties and risks facing the Company, including, but not limited to, economic conditions, dependence on management, dilution to stockholders, lack of capital, changes in laws or regulations, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, the inability of the Company to obtain or maintain the listing of the post-merger combined company’s common stock on Nasdaq at the time of or following the Merger and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Clinigence Holdings, Inc.

Mike Bowen

Chief Financial Officer